Exhibit 99.1

LUKOIL TRANSFERS OWNERSHIP OF GETTY PETROLEUM MARKETING INC.

JERICHO, NY, March 1, 2011 – On March 1, 2011, Getty Realty Corp. (NYSE:GTY) (the “Company”) was informed by management of Lukoil North America LLC that on February 28, 2011, OAO LUKoil had transferred its interest in its wholly-owned subsidiary, Getty Petroleum Marketing, Inc. (“Marketing”), the Company’s largest tenant, to an unrelated party.  The Company has commenced a preliminary dialogue with the new management of Marketing. The Company was informed today by the new management of Marketing that the monthly rental payment due under the Master Lease by close of business on March 1, 2011 will not be received when due but that Marketing expects to make the monthly rental payment on or before March 7, 2011. The Company cannot provide any assurance that Marketing will meet its rental, environmental or other obligations under the Master Lease with the Company.

For more information on the risks associated with the Company’s relationship with Marketing, see the disclosure under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Company’s subsequent Quarterly Reports on Form 10-Q and as updated by the Company’s subsequent filings under the Securities Exchange Act of 1934, as amended and the Company’s other filings made with the Securities and Exchange Commission.

Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. As of December 31, 2010, the Company owned 907 properties and leased 145 properties.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Examples of forward-looking statements in this press release include the statement regarding Marketing’s payment of rent under its leases with the Company. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.